UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 25, 2017, Aspen Group, Inc. (the “Company”) closed on a $10 million senior secured term loan (“Facility”) with Runway Growth Credit Fund (formerly known as GSV Growth Credit Fund) (“Runway”) and the Company borrowed $5 million under the Facility with the remaining $5 million to be drawn following the closing of the Company’s acquisition of substantially all the assets of the United States University (“USU”), subject to receipt of all required regulatory approvals.

Terms of the 4-year Facility include: (i) a variable annual interest rate equal to 10% plus 3-month LIBOR of which any monthly interest due in excess of 12% shall be deferred until the final principal installment is paid, (ii) the Company paid and agreed to pay customary fees and expenses and (iii) a 3.25% payment on the total principal amount loaned under the Facility which shall be paid when the final principal installment is paid.  The Company is required to pay interest only over the initial two years of the term and in the final two years the loan shall be amortized with equal payments of principal plus accrued interest.  However, the interest only period will continue after the initial two years of the term if the Company meets certain performance milestones. The Loan and Security Agreement (the “Loan Agreement”) contains usual and customary events of default for credit facilities of this nature. Under the Loan Agreement, the Company made certain customary representations and warranties and is required to comply with limited financial covenants, reporting requirements, and other customary requirements for similar credit facilities.   The Company granted Runway a security interest in all of its assets, except for funds advanced under Title IV of the Higher Education Act.  Aspen University Inc., the Company’s wholly-owned subsidiary, guaranteed payment of all sums due and if the USU acquisition closes the Company’s subsidiary which acquires the USU assets will be a guarantor.

Additionally, the Company issued Runway 224,179 five-year warrants (the “Warrants”) exercisable at $6.87 per share at the earlier of: (i) six months from issuance, (ii) a change of control transaction or (iii) a sale of capital stock by the Company in excess of $1,000,000.  The Company and Runway entered into a Registration Rights Agreement whereby the Company provided Runway with piggyback registrations rights for the shares underlying the Warrants beginning six months from issuance and a right of first offer on subsequent equity financings in order for Runway to maintain its current pro-rata ownership.

The foregoing description of the Loan Agreement, the registration rights, and the Warrants, is a summary only and is qualified in its entirety by the full text of the Loan Agreement filed as Exhibit 10.1 hereto, the Registration Rights Agreement filed as Exhibit 10.2 hereto, and the Warrant Agreement filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure regarding the issuance of the Warrants contained under Item 2.03 above is incorporated by reference under this Item 3.02.

The Warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506(b) promulgated thereunder. The Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Loan and Security Agreement dated July 25, 2017*
10.2	Registration Rights Agreement dated July 25, 2017
10.3	Warrant Agreement dated July 25, 2017*

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* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: July 28, 2017	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer